UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 1, 2009

Malvern Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	001-34051	38-3783478
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania		19301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)        Not applicable.

(b)        Not applicable.

(c)        On September 1, 2009, Richard J. Fuchs was appointed as Senior Vice President - Operations of Malvern Federal Savings Bank (the “Bank”), the wholly owned subsidiary of Malvern Federal Bancorp, Inc. (the "Company").  Previously, Mr. Fuchs, age 59, served as the Executive Vice President - Retail Banking and Chief Deposit Officer of Fox Chase Bank, Hatboro, Pennsylvania, since April 2006.  Previously, Mr. Fuchs was Senior Vice President - Community Banking Division at The Bryn Mawr Trust Company, Bryn Mawr, Pennsylvania, since 2000 and also served as President and Chief Executive Officer of its subsidiary, the Bryn Mawr Brokerage Company from 2000 to 2005.  There are no family relationships between any director or executive officer of the Company and Mr. Fuchs, and there are no other disclosures with respect to Mr. Fuchs required pursuant to Items 401(b), 401(d), 401(e) or 404(a) of Regulation S-K of the SEC.

(d)        Not applicable.

(e)        Not applicable.

(f)         Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

       MALVERN FEDERAL BANCORP, INC.

Date: September 3, 2009	By:	/s/Ronald Anderson
Ronald Anderson
President and Chief Executive Officer